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                     ELI LILLY AND COMPANY EVA'r' BONUS PLAN

               (As amended and restated effective January 1, 1998)

                                    ARTICLE I

                   BONUS PLAN STATEMENT OF PURPOSE AND SUMMARY

1.1 The purpose of the Plan is to provide a system of bonus compensation for selected employees of Eli Lilly and Company and subsidiaries which will promote the maximization of shareholder value over the long term, by linking performance incentives to increases in shareholder value. The Plan ties bonus compensation to Economic Value Added ("EVA"), and thereby rewards employees for long-term, sustained improvement in shareholder value.

1.2 EVA will be used as the performance measure of value creation. EVA reflects the benefits and costs of capital employment. Employees create economic value when the operating profits from a business exceed the cost of the capital employed.

                                   ARTICLE II

                          DEFINITIONS OF CERTAIN TERMS

Unless the context requires a different meaning, the following terms shall have the following meanings:

2.1  "Company" means Eli Lilly and Company and its subsidiaries.

2.2 "Committee" means the Compensation and Management Development Committee, the members of which shall be selected by the Board of Directors from among its members.

2.3 "Participant" means any employee of the Company designated by the Committee as a participant in the Plan with respect to any Plan Year. In its discretion, the Committee may designate Participants either on an individual basis or by determining that all employees in specified job categories, classification or levels shall be Participants.

2.4  "Plan" means this Eli Lilly and Company EVA Bonus Plan.

2.5  "Plan Year" means the applicable calendar year.

2.6 "Retirement" means the cessation of employment upon the attainment of at least eighty age and service points, as determined by the provisions of The Lilly Retirement Plan as amended from time to time, assuming eligibility to participate in that plan.


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2.7  "Disability" means the time at which a Participant becomes eligible for a payment under The Lilly Extended Disability Plan, assuming eligibility to participate in that plan.

                                   ARTICLE III

                        DEFINITION AND COMPONENTS OF EVA

The following terms set forth the calculation of EVA and the components of calculating EVA. The calculation of EVA for a Plan Year is used in determining the bonuses earned by Participants under the Plan, as set forth in Article IV.

3.1 "Economic Value Added" or "EVA" means the excess NOPAT that remains after subtracting the Capital Charge.

3.2 "Net Operating Profit After Tax" or "NOPAT" means the after tax operating earnings of the Company for the Plan Year. NOPAT is determined by adding net sales plus other net income (excluding interest income from operating cash) and subtracting the following: cost of goods sold, selling, general and administrative expenses (excluding goodwill amortization and interest expense), amortization of research and development, taxes (excluding the tax benefit of interest expense) and amounts associated with discontinued operations.

3.3 "Capital Charge" means the deemed opportunity cost of employing Capital for the Company. The Capital Charge is calculated by multiplying Capital times Cost of Capital (C*).

3.4 "Capital" means the net investment employed in the operations of the Company produced by operations and financing activities. Capital is calculated by adding together current assets (excluding operating cash), net property, plant and equipment, gross goodwill, net intangibles, other assets, and capitalized research and development, and the present value of operating leases, and subtracting the following: non-interest bearing liabilities and capital associated with discontinued operations.

3.5 "Cost of Capital" or "C*" is the percentage calculated from the weighted average of Cost of Debt and Cost of Equity. Cost of Capital for each Plan Year is determined by reference to the percentage calculated at the end of October of the prior Plan Year.

3.6 "Cost of Debt" capital is the marginal long-term borrowing rate of the Company times (one minus the tax rate).

3.7 "Cost of Equity" capital is the risk-free rate plus (beta times the market risk premium). For this purpose, (i) "risk free rate" is the 30-year U.S. Treasury Bond rate, (ii) "beta" represents the 5 year historical average variation of the Company's earnings versus the S&P 500, and (iii) "market risk premium" represents the average risk of an equity return versus a bond return.

                                       2

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                                   ARTICLE IV

                   DEFINITION AND COMPUTATION OF THE EVA BONUS

Bonuses earned under the Plan for a Plan Year are determined based on a comparison of actual EVA to the "Target EVA" for the year, which is established as described below to ensure improvement in EVA from year to year. The result of this comparison is adjusted by a "Leverage Factor" measuring the volatility of industry returns. The factor produced is referred to as the "Bonus Multiple," which is multiplied by the Participant's "Target Bonus" amount established for the year to produce the actual bonus earned. This amount, referred to as the "Declared Bonus," is credited to the Participant's "Bonus Bank" balance and paid out in the manner provided below.

4.1 Target Bonus. The Target Bonus Awards will be determined by the Committee on a basis that takes into consideration a Participant's salary grade level, job responsibilities, as well as past and expected future job performance. Target Bonus Awards are expressed as a percentage of annual base salary as in effect on the first day of the Plan Year. If a Participant moves from any salary grade level to a G-6 or above salary grade level during a Plan Year, he/she will receive an award that is pro-rated according to time based on the Target Bonus percentage and base salary applicable to each such salary grade. The Target Bonus will be based on the currency in which the highest portion of base pay is regularly paid. The Committee shall determine the appropriate foreign exchange conversion methodology in its discretion.

4.2  Declared Bonus. A Declared Bonus is the Target Bonus times the Bonus
     Multiple.

4.3 Bonus Multiple. The Bonus Multiple is the difference (positive or negative) between Actual EVA and Target EVA, divided by the Leverage Factor, plus one.

4.4 Bonus Bank. All bonus payments are made from the Bonus Bank. Each Participant's beginning Bonus Bank balance in his/her first year of participation is zero. The Bonus Bank is increased or decreased for any plan year by the amount of Declared Bonus. If the available Bonus Bank balance is positive, the Participant will be paid from such balance up to the Target Bonus amount, plus one third of any such balance that remains after subtracting the Target Bonus from available Bonus Bank balance. If the available Bonus Bank balance is negative, no payment will occur.

4.5  Target EVA. The Target EVA for each year will be calculated as follows:

     Target EVA = [Prior Year's Actual EVA + Prior Year's Target EVA] + Expected
                  ---------------------------------------------------
                                        2                            Improvement

4.6 Expected Improvement. The Expected Improvement is the additional EVA amount determined by the Committee that is used to assure that a minimum level of improvement is achieved in order to earn target awards.

4.7 Leverage Factor. The Leverage Factor determines the rate of change in bonuses as EVA surpasses or falls short of Target EVA, determined by the Committee from an evaluation of the long term volatility of industry returns.

                                       3

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4.8  Working Plan Example. Examples of the mechanics of the Plan are shown on
     Schedule A.

                                    ARTICLE V

                               PLAN ADMINISTRATION

5.1 Time of Payment. Payment from the Bonus Bank will be made before March 1 of the year following the Plan Year.

5.2 Certification of Results. Before any amount is paid under the Plan, the Committee shall certify in writing the calculation of EVA for the Plan Year and the satisfaction of all other material terms of the calculation of the Declared Bonus.

5.3 New Hires, Promotions. New hires or individuals promoted who are first selected for participation by the Committee effective on a date other than January 1 will participate on a pro-rata basis in their first year of participation, based on the Declared Bonus determined for the Plan Year, pro-rated for that period of the year during which the Participant was selected for participation in the Plan. Any such Participant's Target Bonus Award will be determined based on his or her annual base salary as in effect on the date of hire or promotion, as applicable.

5.4 Termination of Employment, Demotions. If a Participant ceases employment with the Company before the end of a Plan Year for reasons other than Retirement, Disability or death, or is demoted to a non-global job level with the Company during a Plan Year, the Participant shall receive no Declared Bonus for that Plan Year, and his/her Bank Balance shall be forfeited. The Committee may make complete or partial exceptions to this rule, in its sole discretion.

5.5 Leave of Absence. If a Participant takes an approved leave of absence from employment during a Plan Year, the Participant will not be eligible for the Declared Bonus for the Plan Year. The Committee may make complete or partial exceptions to this rule, in whatever manner it deems appropriate. The Participant will retain his Bonus Bank balance if he returns to employment following the period of leave of absence.

5.6 Retirement, Disability or Death. If a Participant ceases employment with the Company because of Retirement, Disability or death, the Participant or personal representative, as the case may be, shall receive full payment of his/her Bank Balance and a bonus based on the Declared Bonus determined for the Plan Year but pro-rated for that period of the year during which the Participant was an active employee of the Company.

5.7 Plan Participation. A Participant may not participate in this Plan for any portion of a year for which he/she is entitled to receive payment under the Eli Lilly and Company Contingent Compensation Plan, and shall be treated in accordance with 5.3.

5.8 Forfeiture Events. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its sole discretion, upon the occurrence of a Forfeiture Event (as defined below), forfeit all or any portion of a Participant's Declared Bonus and Bonus

                                       4

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     Bank balance and terminate such Participant's future participation in the
     Plan. For purposes hereof, a "Forfeiture Event" shall mean the occurrence of one or more of the following events with respect to a Participant: (i) the termination or forced resignation from employment of the Participant for "misconduct" (as defined in the Company's Employee Information Handbook), (ii) any violation by the Participant of the Guidelines of Company Policy (the "Redbook") that is detrimental to the Company, (iii) any breach of a noncompetition, nonsolicitation, nondisclosure or other restrictive covenant that may apply by written agreement between the Company and the Participant or (iv) Participant's having engaged in any other activity that, in the judgment of the committee, is detrimental to the business, affairs or reputation of the Company (including, without limitation, engaging in any criminal activity).

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes which in the sole determination of the Company are required to be withheld under law with respect to any amount due or payable under the Plan.

6.2 Expenses. All expenses and costs in connection with the adoption and administration of the plan shall be borne by the Company.

6.3 No Prior Right or Offer, No Right to Future Participation. Participation in the Plan for Plan Years is determined from year-to-year by the Committee in its sole discretion. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan Year shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent Plan Year.

6.4 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable, except by will or pursuant to the laws of descent or distribution, and shall be exercisable during his/her lifetime, only by such employee, or a court-appointed guardian for the employee.

6.5 Non-Allocation of Award. In the event of a suspension of the Plan in any Plan Year, as described in Section 11.1, no awards under the Plan for the Plan Year during which such suspension occurs shall affect the calculation of awards for any subsequent period in which the Plan is continued.

                                   ARTICLE VII

                                   LIMITATIONS

7.1 No Continued Employment. Neither the establishment of the Plan nor the grant of an award thereunder shall be deemed to constitute an express or implied contract of

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     employment of any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without notice or cause at any time.

7.2 No Vested Rights. Except as expressly provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Bonus Bank and no officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

7.3 Non-alienation. Except as provided in Subsection 5.1, no Participant or other person shall have any right or power, by draft, assignment, or otherwise, to mortgage, pledge or otherwise encumber in advance any payment under the Plan, and every attempted draft, assignment, or other disposition thereof shall be absolutely void.

                                  ARTICLE VIII

                               COMMITTEE AUTHORITY

8.1 Authority to Interpret and Administer. Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in the Committee. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Except as to Participants who are treated by the Company as executive officers of the Company for federal securities law reporting purposes, the Committee may delegate in writing to officers or employees of the Company the power and authority granted by this Section 8.1 to interpret and administer this Plan. Any decision taken by the Committee or officer or employee to whom authority has been delegated, arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through Participants.

8.2 Committee Discretion to Revise Rates and Amounts. The committee may, in its sole discretion, revise the various rates, amounts and percentages provided in the Plan from time to time (including, without limitation, with respect to each of the foregoing defined terms), provided that the methods and assumptions used in making such determinations shall be established and applied by the Committee on the basis of reasonable, objective criteria that are applied in a uniform manner from Plan Year to Plan Year.

8.3 Financial And Accounting Terms. Except as otherwise provided, financial and accounting terms, including terms defined herein, shall be determined by the Committee in accordance with generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company, prepared in the ordinary course of business.

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                                   ARTICLE IX

                                     NOTICE

9.1 Any notice to be given to the Company or Committee pursuant to the provisions of the Plan shall be in writing and directed to Secretary, Eli Lilly and Company, Lilly Corporate Center, Indianapolis, IN 46285.

                                    ARTICLE X

                                 EFFECTIVE DATE

10.1 This Plan shall be effective as of January 1, 1995, as amended and restated effective January 1, 1998.

                                   ARTICLE XI

                           AMENDMENTS AND TERMINATION

11.1 This Plan may be amended, suspended or terminated at any time at the discretion of the Board of Directors of Eli Lilly and Company, and may, except for this Section 11.1, be amended at any time by the Committee.

                                   ARTICLE XII

                                 APPLICABLE LAW

12.1 This Plan shall be governed by and construed in accordance with the provisions of the laws of the State of Indiana.







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EVA'r' is a registered trademark of Stern Stewart & Co.

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                                   SCHEDULE A

Year One

                                                             Target EVA = $150MM
                                                             Actual EVA = $200MM
                                                        Leverage Factor = $100MM

                                [GRAPHIC]


         Economic Value Added Grid
         -------------------------
      EVA                  Bonus Multiple
      ---                  --------------
       $250 MM               2.0
       $200 MM               1.5
       $150 MM               1.0
       $ 50 MM               0



Declared Bonus
--------------
Actual EVA - Target EVA = $50MM
Bonus Multiple = 1 + (Actual EVA - Target EVA)/ Leverage Factor
           1.5 = 1 + 50/100

Target Bonus = $20,000
Declared Bonus = $30,000 (1.5 x $20,000)

Bonus Bank
----------
        Declared Bonus                                        $30,000
        Beginning Bank Balance                                     $0
                                                          -----------
        Available Bank Balance                                $30,000
        Target Bonus Paid                                     $20,000*
                                                               ------
        Remaining Balance                                     $10,000
        Pay 1/3 Remaining Balance                              $3,333*
                                                               ------
        Ending Bank Balance                                    $6,667

*Total bonus paid = $20,000 + $3,333 = $23,333

EVA Target Reset (for year two) = ($200MM + $150MM)/2 + 0
                                = $175MM

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                               Schedule A (Cont.)

Year Two

                                                             Target EVA = $175MM
                                                             Actual EVA = $140MM
                                                        Leverage Factor = $100MM

                                    [GRAPHIC]



                            Economic Value Added Grid
                            -------------------------
                              EVA                Bonus Multiple
                            -------              --------------
                            $275 MM                   2.0
                            $175 MM                   1.0
                            $140 MM                   0.65
                            $ 75 MM                   0



Declared Bonus
--------------
Actual EVA - Target EVA = ($35MM)
Bonus Multiple = 1 + (Actual EVA - Target EVA)/ Leverage Factor
         0.65  = 1 + (35)/100

Target Bonus = $20,000
Declared Bonus = $13,000 (0.65 x $20,000)

Bonus Bank
----------
        Declared Bonus                                     $13,000
        Beginning Bank Balance                              $6,667
                                                            ------
        Available Bank Balance                             $19,667
        Target Bonus Paid                                  $19,667*
                                                            ------
                   (up to available balance)

        Remaining Balance                                       $0
        Pay 1/3 Remaining Balance                               $0*
                                                            ---------
        Ending Bank Balance                                     $0

*Total bonus paid = $19,667 + $0 = $19,667

EVA Target Reset (for year three) = ($140MM + $175MM)/2 + 0
                                  = $157.5MM

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